protea biosciences, inc.

Department of Pathology, #2120
Robert C. Byrd Health Sciences Center
of West Virginia University
P.O. Box 9203
Morgantown, WV 26506-9203
Phone: (888) 833-4118
Fax: (301) 662-3206
turner@proteabio.com

www.proteabio.com

FIRST AMENDMENT TO
EXCLUSIVE OPTION AGREEMENT

This First Amendment (this “Amendment”), dated as of Dec 11, 2002, is by and between West Virginia University Research Corporation, a West Virginia nonprofit corporation, for and on behalf of West Virginia University (“WVURC”) and Protea Biosciences, Inc., a Delaware corporation, and its Affiliates (“LICENSEE”).

RECITALS

A.        WVURC and LICENSEE entered into that certain Exclusive Option Agreement, effective as of the 19th day of September, 2001 (the “Option Agreement”). Attached to the Option Agreement as Exhibit A was a form of Exclusive License Agreement (the “License Agreement”) to be executed by the parties upon the election by the LICENSEE to exercise its Option to obtain from WVURC certain Licenses.

B.         WVURC and LICENSEE desire to amend the Option Agreement as well as the License Agreement attached as Exhibit A to the Option to clarify certain terms and conditions in connection with the exercise by the LICENSEE of the Option and the payment of certain fees in connection therewith.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto expressly and agree as follows:

1.          Section 1.13 of the Option Agreement and Section 1.12 of the License Agreement are hereby deleted in their entirely and the following new Section 1.13 of the Option Agreement and a new Section 1.12 of the License Agreement, is substituted in lieu thereof, as if the same had been originally set forth therein:

‘The term ‘Subject Technology’ shall mean: (i) all technology, cell lines, biological materials, compounds, know-how, methods, documents, materials, tests and all confidential information related to a particular subject area comprising a portion of the Field and identified as such by the parties hereto, which was developed as of the Agreement Date or which are developed during the term of this Agreement, the Option Agreement, any other Exclusive License Agreement by and between the Parties or any Sponsored Research Agreement (if such agreements are executed by and between the Parties) and (ii) those United States patent applications listed on Exhibit A attached hereto, and identified as a particular subject area, as amended from time to time, together with any United States patent which issues from any such applications and any and all divisionals, reissues, re-examinations, renewals, continuations and extensions thereof, and all other counterpart, pending or issued patents in all other countries (the ‘Patent Rights’). By way of example and not in limitation, Subject Technology would include as a separate subject area microfluidics. It is anticipated that there shall be multiple patents for each Subject Technology, such as microfluidics, but only one (1) License Fee (as defined in Section 4.1 of the License Agreement) for each such Subject Technology will become due and payable”.

2.         Section 4.1 of the form of License Agreement attached as Exhibit A to the Option Agreement shall be amended by deleting the text as presently set forth in Section 4.1 and inserting in lieu thereof the following:

“As partial consideration for the rights conveyed by WVURC under this Agreement, LICENSEE shall pay WVURC a license fee of twenty-five thousand dollars ($25,000) due within ninety (90) days of the date on which the First Notice of Allowance issued by the United States Patent and Trademark Office or by a similar governmental agency of a foreign country with respect to any Subject Technology is received by LICENSEE. In no event shall LICENSEE be required to pay the above license fee more than one time with respect to any individual Subject Technology, including but not limited to continuations, continuations in part, extensions, divisions, and counterpart issuances from additional jurisdictions.”

3.          In all other respects the terms of the Option Agreement (and the exhibits thereto including the License Agreement) shall remain unchanged and shall continue in full force and effect.

4.          This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives as of the date first written above.

PROTEA BIOSCIENCE, INC.		WEST VIRGINIA UNIVERSITY
RESEARCH CORPORATION

By:	/s/ Stephen Turner	By:	/s/ John D. Weete
Stephen Turner		Name:	John D. Weete
President		Title:	President